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                                                                    Exhibit 99.2

                               SLMsoft.com, Inc.
                            Secured Promissory Note

$12,000,000 U.S.                                                May 31, 2001
                                                            Atlanta, Georgia


     SLMsoft.com, Inc., a Kansas corporation (the "Company"), and SLMsoft.com, Inc., an Ontario corporation ("Shareholder," and together with the Company referred herein to as "Borrowers"), jointly and severally and for value received, hereby promise to pay to The InterCept Group, Inc., with an address at 3150 Holcomb Bridge Road, Suite 200, Norcross, GA 30071, or registered assigns ("Holder"), on the Maturity Date (as defined below) the principal amount of Twelve Million Dollars ($12,000,000), together with interest on the unpaid principal balance hereof at the simple interest rate equal to the LIBOR Market Index-Based Rate (as defined below).

     In this Secured Promissory Note (this "Note"), the following terms have the meanings given:

     "LIBOR Market Index Rate" means, for any day, the rate per annum (rounded to the next higher 1/100 of 1%) for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Holder from another recognized source or interbank quotation).

     "LIBOR Market Index-Based Rate" means, for any day, LIBOR Market Index Rate plus two percent (2.0%) per annum, as LIBOR Market Index Rate may change from day to day.

     All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof, or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate permitted by law (the "Maximum Rate"). If, for any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the debt evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if for any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Borrowers and Holder with respect to the debt evidenced hereby.

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     The following terms shall apply to payments hereunder:

          (a) Except as provided below, principal of, and accrued and unpaid interest on, this Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be December 31, 2002.

          (b)  [Intentionally omitted]

          (c) If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of Atlanta, Georgia.

          (d) Borrowers may, at their option, prepay, in whole or in part, at any time, the principal of this Note plus all accrued interest thereon, without payment of any premium or penalty.

          (e) Payment of principal and interest on this Note shall be made by wire transfer or check sent to Holder's address set forth above or to such other address as Holder may designate for such purpose from time to time by written notice to Borrowers, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts;

          (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Borrowers hereby expressly waive demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable, jointly and severally, for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder;

          (g) Notwithstanding anything to the contrary herein, Borrower shall prepay this Note upon the sale of any Pledged Collateral (as such term is defined in the Pledge Agreement (as defined in the Loan Agreement)) in an amount equal to the lesser of (i) the net proceeds of such sale, on the one hand, or
(ii) the outstanding principal balance hereof together with all accrued and unpaid interest and charges thereon, on the other hand, which prepayment shall be made no later than one (1) day following the consummation of such sale and the payment and delivery of the net proceeds.

     Time is of the essence of this Note. It is hereby expressly agreed that in the event that any Event of Default shall occur under and as defined in that certain Loan Agreement of even date herewith, between Borrowers and Holder (the "Loan Agreement"), which Event of Default is not cured following the giving of any applicable notice and within any applicable cure period

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set forth in the Loan Agreement, then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Borrowers, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any Event of Default as set forth herein, at the option of Holder and without notice to Borrowers, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (a) the rate that is two percentage points (2%) in excess of the LIBOR Market-Index Based Rate, or (ii) the Maximum Rate, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein.

     If this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Borrowers and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.

     No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, or other indulgences granted from time to time or course of dealing hereunder, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Borrowers hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Borrowers and Holder, as more specifically described in the Loan Agreement.

     Upon the occurrence of an Event of Default, Holder shall be entitled to the remedies provided for in the Loan Agreement and the Loan Documents (as defined therein).

     Upon receipt of evidence satisfactory to Borrowers, of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of

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Holder thereof that this Note has been lost, stolen, destroyed or mutilated together with an indemnity against any claim that may be made against Borrowers on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of Borrowers' reasonable incidental expenses, Borrowers shall execute and deliver to Holder a new Note of like date, tenor and denomination.

     This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to principles governing conflicts of law.

     Borrowers irrevocably consent to the exclusive jurisdiction of the courts of the State of Georgia and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.

     As used herein, the terms "Borrowers" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

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     IN WITNESS WHEREOF, Borrowers have caused this Note to be executed and dated the day and year first above written.

                                    SLMsoft.com, Inc., a Kansas corporation


                                    By: /s/ Dev Misir
                                       -----------------------------------------
                                       Name:  Dev Misir
                                       Title: CFO/EVP

                                    SLMsoft.com, Inc., an Ontario corporation


                                    By: /s/ Dev Misir
                                       -----------------------------------------
                                       Name:  Dev Misir
                                       Title:  CFO/EVP

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